FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of March 22, 1996, is among CRAIN INDUSTRIES, INC., a Delaware corporation ("Borrower"), each of the banks or other lending institutions which is or may from time to time become a signatory thereto or any successor or assign thereof (individually, a "Bank" and collectively, the "Banks"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as an issuing bank (in such capacity, together with its successors, any other Banks or any of their respective Affiliates acting in such capacity, an "Issuing Bank") and as administrative agent for itself, the Issuing Banks and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                  RECITALS:

      A. Borrower, the Agent, the Issuing Banks and the Banks have entered into that certain Credit Agreement dated as of August 29, 1995 (such Credit Agreement as the same may be amended or otherwise modified is hereinafter referred to as the "Agreement").

      B. Borrower has advised the Agent that it desires to acquire pursuant to that certain Stock Purchase Agreement among Capital Foam Products, Inc., a New Jersey corporation ("Capital Foam"), Bart Krupp and the Borrower (the "Stock Purchase Agreement") all of the issued and outstanding stock of Capital Foam for an aggregate purchase price not to exceed $7,800,000.00 (the "Acquisition"), and has requested that the Required Banks consent to such Acquisition.

      C. Pursuant to Section 10.13 of the Agreement, the Borrower has also given the Agent prior written notice that it has elected to change its fiscal year to a calendar year.

      D. Borrower, the Agent, the Issuing Banks and the Banks now desire to enter into this Amendment to evidence the Required Banks' consent to the Acquisition and to amend the Agreement to reflect the change in the Borrower's fiscal year and as otherwise herein set forth.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                 Definitions

      Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as set forth in the Agreement, as amended hereby.

                                  ARTICLE II

                                  Amendments

      Section 2.1. Amendment to Sections 11.1, 11.2, 11.3 and 11.4. Effective as of the date hereof, Sections 11.1, 11.2, 11.3 and 11.4 of the Agreement are hereby amended in their entirety to read as follows:

      Section 11.1 Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio, calculated quarterly (beginning December 31, 1995) for the four fiscal quarters of Borrower ending as of the last day of each of the fiscal quarters of each fiscal year set forth below, to be less than the ratio set forth opposite each such fiscal year below. For the purposes of determining the Interest Coverage Ratio for the first two fiscal quarters of Borrower following the Closing Date, Consolidated EBITDA for the fiscal quarters ending in June 1995 and September 1995 shall be deemed to be $6,300,000 for each such quarter. The Interest Coverage Ratio for the four quarters ending in December 1995 shall be calculated using (i) the deemed amounts of Consolidated EBITDA for the quarters ending in June 1995 and September 1995 and the actual amount of Consolidated EBITDA for the fiscal quarter ending in December 1995 multiplied by two, and (ii) the actual annualized amount of Interest Expense for the quarter or quarters then ended.

        QUARTERS ENDING DURING FISCAL YEAR   INTEREST COVERAGE
        ----------------------------------   -----------------
                     1996                      1.40 to 1.0
                     1997                      1.60 to 1.0
              1998 and thereafter              1.75 to 1.0


      Section 11.2 Consolidated Net Worth. The Borrower will maintain Consolidated Net Worth in an amount not less than the sum of (i) $20,000,000, plus (ii) 50% of the Consolidated Net Income (to the extent positive) of Borrower for each fiscal year ending after December 31, 1995 to the extent that such fiscal year has been completed (which shall include for the current fiscal year, the year-to-date Consolidated Net Income for such fiscal year), plus (iii) 75% of the net proceeds of any Permitted Issuance, calculated quarterly (beginning December 31, 1995) as of the last day of each March, June, September and December.


      Section 11.3 Maintenance of Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for the Borrower and its Subsidiaries calculated as of the last day of each fiscal quarter of Borrower set forth below for the four fiscal quarters then ended to be less than the amount set forth opposite each such fiscal quarter. Consolidated EBITDA of the Borrower and its Subsidiaries for the fiscal quarters ending in June 1995 and September 1995 shall be deemed to be $6,300,000 for each such quarter. Consolidated EBITDA for the four fiscal quarters ending in December 1995 shall be calculated using the deemed amounts of Consolidated EBITDA for the quarters ending in June 1995 and September 1995 and the actual amount of Consolidated EBITDA for the fiscal quarter ending in December 1995 multiplied by two.

                      QUARTER ENDING            AMOUNT
                    --------------------      ----------
                    1995    December          20,000,000
                    1996    March             20,800,000
                            June              21,800,000
                            September         22,300,000
                            December          22,850,000
                    1997    March             23,400,000
                            June              23,950,000
                            September         24,500,000
                            December          25,000,000
                    1998    March             25,500,000
                            June              26,000,000
                            September         26,500,000
                            December          27,125,000
                    1999    March             27,750,000
                            June              28,375,000
                            September         29,000,000
                            December          29,625,000
                    2000    March             30,250,000
                            June              30,875,000
                            September         31,500,000


      Section 11.4 Capital Expenditures. The Borrower will not make or commit to make any Capital Expenditures, except for the expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any fiscal year of the Borrower set forth below, the amount set forth opposite such fiscal year, provided that 100% of any amount not used in any fiscal year may be carried forward only into the next succeeding fiscal year:

                     FISCAL YEAR                AMOUNT
                     -----------             -----------
                        1996                 $12,400,000
                        1997                 $ 8,000,000
                        1998                 $ 7,000,000
                        1999 and thereafter  $ 6,500,000


                                 ARTICLE III

                             Conditions Precedent


Section 3.1. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

  (a) The Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Agent:

      (1) Resolutions. Resolutions of the Board of Directors of Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by Borrower of this Amendment and the other Loan Documents to which Borrower is or is to be a party hereunder;

      (2) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Amendment and each of the other Loan Documents to which Borrower is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers;

      (3) Additional Information. The Agent shall have received such additional documents, instruments and information as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request; and

  (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, except for those representations and warranties that are expressly made as of a specific date.

  (c) No Default shall have occurred and be continuing.

  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be reasonably satisfactory to the Agent and its legal counsel, Winstead Sechrest & Minick P.C.

                                  ARTICLE IV

           Consents, Ratifications, Representations and Warranties

      Section 4.1. Consents. Sections 10.3 and 10.5 of the Credit Agreement prohibit the Borrower from consummating the Acquisition without the consent of the Required Banks. The Required Banks hereby consent to the Acquisition by the Borrower upon the terms set forth in the Recitals hereto and agree that the consummation of the Acquisition upon such terms shall not constitute an Event of Default under Section 10.3 or 10.5 of the Agreement. The Required Banks hereby further acknowledge and agree that in connection with the change of the Borrower's fiscal year to the calendar year as described in the Recitals hereto, the Borrower shall not be required to deliver quarterly financial statements or a Certificate of No Default as required by subsections
9.1 (b) and (c) of the Agreement for the quarter ending February 29, 1996, but instead shall be required to deliver quarterly financial statements and Certificates of No Default for each of the quarters ending December 31, 1995, March 31, 1996 and each fiscal quarter of Borrower thereafter.

      Section 4.2. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Agent, the Banks and the Issuing Banks agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

      Section 4.3. Representations and Warranties. Borrower hereby represents and warrants to the Agent, the Banks and the Issuing Banks that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and in each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Default has occurred and is continuing, and (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby and the other Loan Documents to which it is a party.

                                  ARTICLE V

                                Miscellaneous

      Section 5.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent, any Bank, any Issuing Bank or any closing shall affect the representations and warranties or the right of the Agent, the Banks and the Issuing Banks to rely upon them.

      Section 5.2. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

      Section 5.3. Expenses of the Agent. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modification, and supplements thereto, including without limitation the costs and reasonable fees of the Agent's legal counsel, and all costs and expenses incurred by the Agent, the Banks and the Issuing Banks in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including without limitation the costs and reasonable fees of legal counsel for the Agent and the Issuing Banks and at any time following and during the continuance of the Event of Default, of one legal counsel to each Bank.

      Section 5.4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      Section 5.5. Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Dallas, Dallas County, Texas and shall be governed by and contrued in accordance with the laws of the State of Texas.

      Section 5.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Banks, the Issuing Banks and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks.

      Section 5.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      Section 5.8. Effect of Waiver. No consent or waiver, express or implied, by the Agent and/or any of the Banks to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Obligated Party shall be deemed a consent or waiver to or any other breach of the same or any other covenant, condition or duty.

      Section 5.9. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      Section 5.10 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

      Executed as of the date first written above.


                             BORROWER:

                                CRAIN INDUSTRIES, INC.

                                By:   /s/ James G. Powers
                                Name:  James G. Powers
                                Title: Vice President, Chief Financial Officer

                             AGENT:

                                TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent

                                By:   /s/ Michael J. Lister
                                Name:  Michael J. Lister
                                Title: Vice President

                             ISSUING BANK:

                                TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                By:   /s/ Michael J. Lister
                                Name:  Michael J. Lister
                                Title: Vice President

                             BANKS:

                                TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                By:   /s/ Michael J. Lister
                                Name:  Michael J. Lister
                                Title: Vice President

                                FIRST INTERESTATE BANK OF CALIFORNIA

                                By:   /s/ Charles C. Warner
                                Name:  Charles C. Warner
                                Title: Vice President

                                NBD BANK

                                By:   /s/ Larry L. Schuster
                                Name:  Larry L. Schuster
                                Title: Vice President

                                NATIONSBANK OF TEXAS, N.A.

                                By:  /s/Bianca Hemmen
                                Name: Bianca Hemmen
                                Title: Senior Vice President

                                HELLER FINANCIAL, INC.

                                By:   /s/Kelli J. O'Connell
                                Name:  Kelli J. O'Connell
                                Title: Assistant Vice President

                                THE BANK OF NEW YORK

                                By:   /s/John C. Lambert
                                Name:  John C. Lambert
                                Title: Vice President

                                SOCIETE GENERALE, SOUTHWEST AGENCY

                                By:   /s/Christopher J. Speltz
                                Name:  Christopher J. Speltz
                                Title:  Vice President

   The undersigned Guarantor hereby consents and agrees to this Amendment and agrees that the Subsidiary Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against such guarantor in accordance with its terms.

                                GUARANTOR:

                                CRAIN AERO, INC.

                                By:   /s/James G. Powers
                                   Name:  James G. Powers
                                   Title: Vice President, Chief Financial
                                          Officer